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CUSIP No. 4569108


                                    Exhibit 8

February 23, 1998

Paul S. Boylan
45 West Main Street
LeRoy, New York  14482


Dear Paul :

This escrow letter is given to you ("Escrow Agent") and is made in connection with a Note and Stock Purchase Agreement between COTTER C. CONWAY, CAROLYN C. CONWAY, THE SIBLEY FAMILY TRUST, CARLE C. CONWAY AND THE CARLE AND ANN CONWAY FAMILY TRUST ("Sellers"), and NORTHEAST HAMPTON HOLDINGS, LLC ("Buyer") dated February 23, 1998, relating to the purchase of Shares and Notes of Infinite Machines, Inc. (the "Company"), a Security and Pledge Agreement dated February 23, 1998 given by Buyer in favor of Sellers and Term Notes dated February 23, 1998 given by Buyer payable to the Sellers (collectively the "Closing Documents").

(a) The Sellers and the Buyer hereby deliver _______ of the Pledged Shares and 25 Notes as defined in the Closing Documents to you as Escrow Agent. The Seller Carle C. Conway shall instruct the Company to deliver to you as Escrow Agent, within sixty (60) days of closing, a certificate for 177,905 Shares to be acquired by




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CUSIP No. 4569108


him by the exercise of a certain option and sold to the Buyer and cause to be delivered within said time any shares held in Escrow by H.J. Meyers & Co., Inc. together with certain shares held in street name by H.J. Meyers & Co., Inc. The Pledged Shares shall then total 1,978,933. All of the Pledged Shares and Notes are to be held by you in escrow, together with a Stock Power executed by the Buyer in proper form to effect the transfer all of the Pledged Shares on the books of the Company ("Stock Power") and an assignment of all of the 25 Notes from the Buyer to the Sellers ("Assignment") also to be held by you in escrow, and authorize you as the Escrow Agent to keep and preserve the certificates evidencing the Pledged Shares and Notes together with the Stock Power and Assignment in your possession subject to the terms of this letter.

(b) You, as the Escrow Agent, shall collect from the Buyer all payments due on the Term Notes and disburse to each of the Sellers the amount due pursuant to each of the said Term Notes. In the event the Escrow Agent does not receive said payments in a timely manner he shall take all reasonable action to collect the same but shall not institute any legal action except pursuant to paragraph (i) below.




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CUSIP No. 4569108


(c) Upon the occurrence of an Event of Default under the Closing Documents, the Sellers shall have the right to have all of the certificates, the Stock Power and the Notes with the Assignment and any other Collateral then held by the Escrow Agent delivered to them. The Escrow Agent shall, at the end of ten (10) days after receipt of a written demand from the Sellers or any one of them, together with evidence that notice of a demand has been given to the Buyer, deliver to the Sellers the certificates for the Pledges Shares; the Stock Power; the Notes and the Assignment then held by the Escrow Agent.

(c) Prior to an Event of Default under the Closing Documents, all cash dividends declared on the Pledged Shares and interest on the Notes shall be paid to the Buyer, and after such an Event of Default, to the Sellers. So long as there is no such Event of Default, the Buyer shall have the right to vote the Pledged Shares on deposit with the Escrow Agent and exercise any conversion rights of the Notes, on the condition that he deposit with the Escrow Agent the shares received by such conversion with appropriate Stock Powers.

(d) In the event that, during the term of this escrow, any share dividend, reclassification, readjustment, or other change is declared or made in the capital structure of the




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CUSIP No. 4569108


Corporation, all new, substituted, and additional shares, or other securities or notes, issued by reason of any such change and which are attributable to the Pledged Shares or Notes shall be held by the Escrow Agent under the terms of this Agreement in the same manner as the original Shares and Notes are held by the Escrow Agent.

(e) In the event that during the term of this Agreement, but after January 2, 1999, the fair market value of the Pledged Shares and Notes fall below 120% of the amount due on the Note, Buyer shall deliver to the Escrow Agent additional assets which shall be held by him subject and pursuant to the terms hereof and the Security and Pledge Agreement.

(f) If satisfactory proof has been presented to the Escrow Agent that all payments due to the Sellers under the Closing Documents have been paid, the Escrow Agent shall deliver to the Buyer the Pledged Shares and Notes and all further obligations of the Escrow Agent hereunder shall thereupon cease.

(g) The Escrow Agent may act or refrain from acting in respect of any manner referred to herein in full reliance upon and by and with the advice of counsel which may be selected by you and you shall be fully protected in so acting or in refraining from acting upon the advice of such counsel.




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CUSIP No. 4569108


(h) The Escrow Agent may rely upon, and shall be protected in acting upon, any paper or other document which may be submitted to you in connection with your duties hereunder and which is believed by you to be genuine and to have been signed or presented by the proper party or parties, and you shall have no liability or responsibility with respect to the form, execution or validity thereof.

(i) In the event of a default under the Closing Documents and the necessity of a determination as to the value of the Notes and/or Shares to be returned to the Sellers and/or turned over to the Buyer, the Escrow Agent shall have the right, authority and power to bring an action in the nature of interpleader and seek the judgment of a court of competent jurisdiction in regard thereto and all expenses of the Escrow Agent related, directly or indirectly, to such an action shall be paid one-half (1/2) by the Sellers and one-half (1/2) by the Buyer.

(j) The Escrow Agent shall not be required to institute or defend any action or legal process involving any matter referred to herein which in any manner affects your duties or liabilities hereunder, unless or until requested to do so by one or more of the Sellers, and then only upon receiving full indemnity in an amount, and of such




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CUSIP No. 4569108


character as you shall require, against any and all claims, liabilities, judgments, attorney's fees and other expenses of every kind in relation thereto.


(k) The Sellers, jointly and severally, promise and agree to indemnify and hold harmless the Escrow Agent from and against, and hereby release the Escrow Agent from any liability arising out of, any and all claims, liabilities, judgments, attorney's fees and other expenses of every kind and nature which may be incurred by you by reason of its acceptance of, and its performance under, this instrument, except in the case of the Escrow Agent's bad faith or gross negligence as determined by a court of competent jurisdiction.

(l) All of the terms and conditions in connection with the Escrow Agent's duties and responsibilities are contained in this Agreement, and the Escrow Agent is not expected to be, nor required to be, familiar with the provisions of any instrument or agreement, and shall not be charged with any responsibility or liability in connection with the observance or nonobservance by any of the provisions of any such agreement or instrument.






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CUSIP No. 4569108



                                 /s/ Carle C. Conway
                                 ------------------------
                                 Carle C. Conway

                                 Carle and Ann Conway Family
                                 Trust

                                 /s/ Carle C. Conway
                                 By:
                                    ---------------------
                                 Carle C. Conway, Trustee

                                 /s/ Cotter C. Conway
                                 ------------------------
                                 Cotter C. Conway

                                 /s/ Carolyn C. Conway
                                 ------------------------
                                 Carolyn C. Conway

                                 Sibley Family Trust

                                 /s/ Cotter C. Conway
                                 By:
                                    ---------------------
                                 Cotter C. Conway, Trustee


                                 Buyer: Northeast Hampton
                                 Holdings, LLC

                                 /s/ James A. Villa
                                 By:
                                     ---------------------
                                     James A. Villa
Accepted:

/s/ Paul S. Boylan
-------------------
Paul S. Boylan
Dated:12/31/97